UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2018

PROTAGONIST THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37852	98-0505495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Protagonist Therapeutics, Inc.

7707 Gateway Blvd., Suite 140

Newark, California 94560-1160

(Address of principal executive offices, including zip code)

(510) 474-0170

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01                                           Entry into a Material Definitive Agreement.

On August 6, 2018, Protagonist Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers identified on the signature pages thereto (the “Purchasers”), pursuant to which the Company will offer to the Purchasers, up to an aggregate of an aggregate of 2,750,000 shares of common stock, par value $0.00001 per share (“Common Stock”), at a negotiated purchase price of $8.00 per share, for aggregate gross proceeds to the Company of approximately $22.0 million, before deducting estimated offering expenses payable by the Company.

In a concurrent private placement (the “Private Placement”), the Company is selling warrants to purchase an aggregate of 2,750,000 shares of Common Stock (each, a “Warrant,” and collectively, the “Warrants”).  Each Warrant will be exercisable from the date of issuance of the Common Stock until the five-year anniversary of the closing date. Warrants to purchase 1,375,000 shares of Common Stock will have an exercise price of $10.00 per share (the “Class A Warrants”) and Warrants to purchase 1,375,000 shares of Common Stock will have an exercise price of $15.00 per share (the “Class B Warrants”). The exercise price and number of shares of Common Stock issuable upon the exercise of the Warrants (the “Warrant Shares”) will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants. Under certain circumstances, the Warrants will be exercisable on a “cashless” basis.

In connection with the issuance and sale of the Common Stock and Warrants, the Company granted certain registration rights with respect to the Warrants and the Warrant Shares, pursuant to a Registration Rights Agreement by and among the Company and the Purchasers (the “Rights Agreement”).

The Common Stock being sold by the Company in this offering is being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission on September 1, 2017, and was declared effective on October 5, 2017 (File No. 333-211472) (the “Registration Statement”).

The Warrants and the Warrant Shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registration Statement and are instead being offered in a concurrent private placement pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Each Purchaser is either (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

The foregoing summaries of the offering, the securities to be issued in connection therewith, the Purchase Agreement, the Warrants and the Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents. Copies of the forms of Warrant and the form of Rights Agreement are attached hereto as Exhibits 4.1 and 4.2, and 4.3 respectively, and are incorporated herein by reference, and the Company expects to file the Purchase Agreement as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2018.

Item 3.02                                           Unregistered Sales of Equity Securities.

Please see the disclosure regarding the Warrants and the Warrant Shares set forth under Item 1.01, which is incorporated by reference into this Item 3.02.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Class A Common Stock Purchase Warrant
4.2	Form of Class B Common Stock Purchase Warrant
4.3	Form of Registration Rights Agreement
5.1	Opinion of Cooley LLP
23.1	Consent of Cooley LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protagonist Therapeutics, Inc.

Dated: August 7, 2018

	By:	/s/ Thomas P. O’Neil
Thomas P. O’Neil
Chief Financial Officer